UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 17, 2017

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06479	13-2637623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Harbor Place

302 Knights Run Avenue, Suite 1200

Tampa, Florida 33602

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 209-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 2 –Financial Information

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2017, Overseas Shipholding Group, Inc., (the “Company”) appointed Richard L. Trueblood to serve as the Company’s interim Chief Financial Officer effective July 20, 2017. Mr. Trueblood, 71, is a professional accountant with over 45 years of experience. He received his B.S. degree in accounting from Bentley College in Waltham, Massachusetts and has a broad range of financial executive experience from serving as Senior Vice President of Finance for a $4.7 billion NYSE-listed company to serving as Chief Financial Officer for several start-up and privately held growth-oriented companies. Mr. Trueblood was also previously a partner with KPMG where he focused his practice on primary and secondary debt and equity securities offerings and also lead KPMG’s real estate practices in Boston, Massachusetts and Orange County, California.

Mr. Trueblood joins the Company from Florida CFO Group where he was a partner and provided consulting services to companies related to strategic and business plan development, investment and reinvestment analysis, equity and debt capital raising, and investment due diligence. From 2015 to 2016, Mr. Trueblood served as Chief Financial Officer for Heliotrope Technologies, Inc., which developed next-generation electrochromic, or “smart glass,” windows that independently control light and heat. From 2005 to 2013, Mr. Trueblood also served as a director for UMB Bank Arizona, N.A.

The Company has entered into a letter agreement (the “Agreement”) with Mr. Trueblood that states the material terms of his employment with the Company as interim Chief Financial Officer, a copy of which is filed with this current report on Form 8-K as Exhibit 10.1. Pursuant to the Agreement, Mr. Trueblood will receive a monthly salary of $20,000. As a temporary employee, except as otherwise required by law, Mr. Trueblood will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees. The Agreement may be terminated by either party (i) upon 30 days’ advance notice to the other party or (ii) immediately in the event the other party materially breaches the Agreement and such breach is not cured, or is not capable of being cured, within 10 days after notice of such breach. The Agreement also contains customary restrictive covenants concerning the use and ownership of work product, confidentiality, nonsolicitation and nondisparagement. The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

There is no arrangement or understanding between Mr. Trueblood and any other person pursuant to which Mr. Trueblood was appointed as an officer of the Company. Neither Mr. Trueblood nor any related person of Mr. Trueblood has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. Mr. Trueblood is not related to any of the executive officers or directors of the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, by and between Overseas Shipholding Group, Inc. and Richard Trueblood, dated as of July 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: July 19, 2017	By:	/s/ Samuel Norton
Samuel Norton
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, by and between Overseas Shipholding Group, Inc. and Richard Trueblood, dated as of July 17, 2017.